Exhibit 99.1
This news release contains forward-looking statements, including those regarding our continuing to drive shareholder value. These statements are based on current expectations, forecasts and assumptions involving risks and uncertainties that could cause actual outcomes to differ materially. These risks and uncertainties include, but are not limited to: adverse changes in current macro-economic conditions, both in the U.S. and internationally; the current developing situation in Japan and its effects on our Japanese facility, supply chain, shipping costs, customers and suppliers; our financial performance during and after the current economic conditions; our ability to maintain and improve costs, quality and delivery for our customers; risks and costs inherent in litigation; whether our realignment of our capacity will adversely affect our cost structure, ability to service customers and labor relations; our ability to take advantage of perceived benefits of offering customers vertically integrated services; changes in technology; competition; anticipated growth for us and our industry that may not occur; managing rapid growth; managing rapid declines in customer demand that may occur; our ability to successfully consummate acquisitions and divestitures; managing the integration of businesses we acquire (including, with respect to the acquisition of the Italian and French sites, potential unknown liabilities, the finalization of our accounting for the transaction and the costs associated with addressing potential reduced business activity at these sites); risks associated with international sales and operations; retaining key personnel; our dependence on a limited number of large customers; business and competitive factors generally affecting the electronic manufacturing services industry, our customers and our business; other factors that we may not have currently identified or quantified; and other risks, relevant factors and uncertainties identified in our Annual Report on Form 10-K for the fiscal year ended August 31, 2010, subsequent Reports on Form 10-Q and Form 8-K and our other securities filings. Jabil disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
JABIL ADDS INDEPENDENT BOARD MEMBER
St. Petersburg, FL —March 29, 2011 — The Jabil Circuit, Inc. Board of Directors has announced the addition of Martha Finn Brooks to serve as a member of the Board, effective on March 24, 2011.
“We are pleased to add Martha Brooks to the Jabil Board of Directors,” said William Morean, Jabil’s Chairman of the Board. “Ms. Brooks’ extensive international and operational experience as well as her familiarity on boards of other publicly-traded companies brings great expertise to the Jabil Board.”
“I look forward to joining the entrepreneurial team at Jabil as the company continues to drive shareholder value in the dynamic world of electronics design and manufacture,” said Ms. Brooks.
Brooks is currently a Director of Bombardier Inc. and Harley-Davidson, Inc. She was also a Director of International Paper from 2003 to 2009. From 2007 to 2009, Brooks served as President and Chief Operating Officer of Novelis Inc., a global leader in aluminum rolling and recycling. She served as Chief Operating Officer of Novelis from 2005 to 2007, after Alcan, Inc. completed a spinoff of Novelis. From 2002 to 2004, Brooks served as CEO, Americas and Asia Rolled Products Business and Senior Vice President of Alcan Inc. In addition, she was Vice President of Cummins Inc. from 1996 to 2002. Brooks holds a B.A. in Economics and Political Science and an M.B.A. in International Business from Yale University.
“We have structured Jabil’s Board with progressive corporate governance practices, including having a majority of the directors independent from Jabil,” commented Morean. The addition of Brooks to the Jabil Board means eight of the nine board members are independent under applicable NYSE standards.
About Jabil
Jabil is an electronic product solutions company providing comprehensive electronics design, manufacturing and product management services to global electronics and technology companies. Jabil helps bring electronics products to the market faster and more cost effectively by providing complete product supply chain management around the world. With more than 85,000 employees and facilities in 22 countries, Jabil provides comprehensive, individualized-focused solutions to customers in a broad range of industries. Jabil common stock is traded on the New York Stock Exchange under the symbol, “JBL”. Further information is available on the company’s website: http://www.jabil.com.
Investor & Media Contact:
Beth Walters
Senior Vice President, Investor Relations
Jabil Circuit, Inc.
(727) 803-3511